Exhibit 99.1
THE HOUSTON EXPLORATION COMPANY
AMENDED AND RESTATED 2004 LONG TERM INCENTIVE PLAN
ARTICLE I
PLAN
     1.1 Purpose. This Plan is intended to advance the best interests of the Company, its stockholders and its subsidiaries by providing recipients of awards hereunder long-term incentives tied to appreciation in the value of the Company’s stock and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of or to provide services to the Company or any of its subsidiaries or to continue as directors of the Company or its subsidiaries.
     1.2 Effective Date of Plan. This Plan became effective on June 3, 2004, (the “Effective Date”). No Award shall be granted pursuant to this Plan after June 2, 2014. The Plan was amended and restated effective as of January 31, 2006 (the “Amendment Date”).
ARTICLE II
DEFINITIONS
     The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.
     2.1 “Affiliate” means (a) with respect to Awards other than Incentive Options, any corporation, partnership, joint venture or other entity in which the Company either directly or indirectly controls at least 50% or more of the voting interest or owns at least 50% or more of the value or capital or profits interest of such entity and (b) with respect to Incentive Options, any parent corporation and any subsidiary corporation. The term “parent corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term “subsidiary corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
     2.2 “Award” shall mean any Option, SAR, Performance Stock, Performance Unit, Restricted Stock or Restricted Stock Unit granted under this Plan.
     2.3 “Award Agreement” shall mean any agreement, contract, or other instrument or document (written or electronic) evidencing any Award.
     2.4 “Board Of Directors” means the board of directors of the Company.
     2.5 “Change of Control” means:
              (a) the acquisition after the Effective Date, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Person”) of beneficial ownership of 20 percent or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), provided that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (c) hereof; or
              (b) individuals, who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
              (c) consummation after the Effective Date, of a reorganization, merger or consolidation of, or other amalgamation or business combination involving the Company (a “Corporate Transaction”) unless, in each case, following such Corporate Transaction, (A) (1) all or substantially all of the persons who were the beneficial owners of the Outstanding Common Stock immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction, and (2) all or substantially all of the persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction, as the case may be, (B) no Person (excluding (1) any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction and (2) any Person approved by the Incumbent Board) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to such Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction; or
              (d) the consummation of the sale or other disposition of all or substantially all of the assets of the Company or approval by the Board of Directors of the liquidation or dissolution of the Company; provided, however, that any transaction approved by the Board of Directors that reduces the ownership of the Company’s Stock by KeySpan Corporation or its affiliates shall not constitute a change of control under (b) or (c) above unless otherwise designated by the Board of Directors at the time such transaction is approved.
     2.6 “Code” means the Internal Revenue Code of 1986, as amended.
     2.7 “Committee” means the Compensation and Management Development Committee of the Board of Directors or such other Committee designated by the Board of Directors. The Committee shall be comprised solely of at least two members who qualify as Outside Directors and also Non-Employee Directors.
     2.8 “Company” means The Houston Exploration Company, a Delaware corporation.
     2.9 “Director” means any member of the Board of Directors who is not an Employee.
     2.10 “Disability” means a physical or mental infirmity which, in the sole discretion of the Committee, shall prevent the Participant from earning a reasonable livelihood with the Company or any Affiliate and, with respect to Incentive Options, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     2.11 “Employee” means a person employed by the Company or any Affiliate.
     2.12 “Fair Market Value” of the Stock as of any date means (a) the closing sales price of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the closing sales price of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) as reported on the Nasdaq Stock Market; or (c) if the Stock is not listed on the Nasdaq Stock Market, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to (x) the average between the closing bid and ask prices per share of Stock on the last preceding date on which those prices were reported or (y) an amount as determined by the Committee in its sole discretion.
     2.13 “Incentive Option” means an Option granted under this Plan which is designated as an “Incentive Option” and satisfies the requirements of Section 422 of the Code.
     2.14 “Non-Employee Director” means a “non-employee director” as that term is defined in Rule 16b-3 of the Securities Exchange Act of 1934.
     2.15 “Nonqualified Option” means an Option granted under this Plan other than an Incentive Option.
     2.16 “Option” means either an Incentive Option or a Nonqualified Option granted under this Plan to purchase shares of Stock.
     2.17 “Outside Director” means a member of the Board of Directors who satisfies the criteria of Section 162(m) of the Code.
     2.18 “Participant” shall mean any Employee, Director, consultant or advisor granted an Award under this Plan.
     2.19 “Performance Objective” means the objectives, if any, established by the Committee based on one or more of the following criteria that are to be achieved during a Performance Period with respect to an Award granted under this Plan:
•	Reserves

•	Reserve replacement

•	Reserve life

•	Production

•	Income, including operating income, pre-tax income and net income (or any of them)

•	Cash flow

•	Completion of acquisitions, divestitures or other significant financial or strategic transactions

•	Defined expenses or reduction of expenses (or any particular expense or category or categories of expense)

•	Return on capital, assets, or equity

•	Finding and development costs

•	Share price or performance

•	Shareholder return

•	Economic value added.
     To the extent the Committee deems it appropriate to do so, the Committee may develop Performance Objectives using such other business criteria as it deems desirable to promote the purposes of this Plan notwithstanding that the use of such criteria would not result in “performance-based compensation” within the meaning of Section 162(m) of the Code. The Performance Objectives developed by the Committee may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or an Affiliate or an individual or other terms, and which will relate to the Performance Period. Performance Objectives may be prescribed on a gross basis, or per share or unit.

     2.20 “Performance Period” shall mean the period of time determined by the Committee within which certain Performance Objectives must be met.
     2.21 “Performance Stock” shall mean shares of Stock awarded pursuant to Article VII that are subject to Performance Objectives and a specified Performance Period, all in accordance with Article VII.
     2.22 “Performance Units” shall mean a right denominated in shares of Stock to receive compensation payable in cash or Stock based on the achievement of specified Performance Objectives within a specified Performance Period, all in accordance with Article VII.
     2.23 “Plan” means The Houston Exploration Company Amended and Restated 2004 Long Term Incentive Plan, as set out in this document and as it may be amended from time to time.
     2.24 “Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.
     2.25 “Restricted Stock” shall mean any Stock, prior to the lapse of the restrictions thereon, including, but not limited to, satisfaction of Performance Objectives within a specified Performance Period, all in accordance with Article VIII.
     2.26 “Restricted Stock Units” shall mean a right denominated in shares of Stock to receive compensation payable in Stock following the lapse of any restrictions thereon, including, but not limited to, satisfaction of Performance Objectives within a specified Performance Period, all in accordance with Article VIII.
     2.27 “Stock” means the common stock of the Company, $.01 par value, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.
     2.28 “Stock Appreciation Right” or “SAR” shall mean a right to receive the appreciation in a share of Stock pursuant to an Award granted under Article VI.
     2.29 “Tandem SAR” shall mean a SAR granted in connection with an Option pursuant to Article VI, the exercise of which shall result in the forfeiture of the right to purchase shares of Stock under the related Option.
     2.30 “10% Stockholder” means an individual who, at the time the Award is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.
     2.31 “Vest”, “Vested” or “Vesting” shall mean the date on which an Award becomes exercisable, payable and/or nonforfeitable, as applicable.
ARTICLE III
ELIGIBILITY
     The individuals who shall be eligible to receive Options, SARs, Performance Stock, Performance Units, Restricted Stock and Restricted Stock Units shall be those Employees, consultants and advisors of the Company or any of its Affiliates as the Committee shall determine from time to time; provided, however, only Employees shall be eligible to receive Incentive Options. Effective as of the Amendment Date, Directors shall be eligible to receive only Restricted Stock pursuant to Section 8.5. Prior to the Amendment Date, Directors were also eligible to receive Nonqualified Options pursuant to Section 5.7.

ARTICLE IV
GENERAL PROVISIONS RELATING TO AWARDS
     4.1 Authority to Grant Awards. The Committee may grant to those Employees and individuals who provide consulting and/or advisory services to the Company or an Affiliate (other than Directors), as it shall from time to time determine, Awards under the terms and conditions of this Plan. Subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Award to be granted to an Employee, consultant or advisor of the Company or any of its Affiliates shall be as determined by the Committee in its absolute discretion. Directors shall automatically receive grants of Restricted Stock as provided in Section 8.5. Prior to the Amendment Date, Directors were also entitled to automatically receive grants of Nonqualified Options as provided in Section 5.7. Each Award shall be evidenced by an Award Agreement, the terms of which shall be approved by the Committee.
     4.2 Dedicated Shares. The total number of shares of Stock reserved for issuance with respect to Awards granted under this Plan shall be 1,500,000 shares. The shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued shares, treasury shares, or shares of Stock bought on the market or otherwise. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.6.
     If any Award is forfeited, terminated, canceled or exchanged or expires without the delivery of shares of Stock, then the shares of Stock covered by such Award, to the extent of such forfeiture, termination, cancellation, exchange or expiration shall again be available for issuance under this Plan. Additionally, if an Award is exercised in whole or in part by the surrender of shares of Stock owned by the Participant, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan.
     4.3 Individual Limits. The maximum aggregate number of shares of Stock subject to Incentive Options granted to any Participant in any calendar year is 300,000 shares. The maximum aggregate number of shares of Stock subject to Nonqualified Options granted to any Participant in any calendar year is 300,000 shares. The maximum aggregate number of shares of Stock subject to SARs granted to any Participant in any calendar year is 300,000 shares. The maximum aggregate number of shares of Performance Stock that may be granted to any Participant in any calendar year is 300,000 shares. The maximum aggregate payment with respect to Performance Units granted to a Participant in any calendar year shall not exceed the value of 300,000 shares of Stock. The maximum aggregate number of shares of Restricted Stock that may be granted to any Participant in any calendar year is 300,000 shares. The maximum aggregate number of shares of Stock subject to Restricted Stock Units granted to a Participant in any calendar year is 300,000 shares.
     4.4 Non-Transferability. Awards shall not be transferable by the Participant otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by him (or his or her legal guardian or representative in the event of his or her legal incapacity).
     4.5 Requirements of Law and Registration of Stock. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Participant or the Company of any provision of any law, statute, or regulation of any governmental authority, stock exchange or market in which the stock is traded. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon the grant or exercise of any Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable pursuant to any Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the issuance of shares pursuant to any Award granted hereunder to comply with any law or regulation of any governmental authority.

     4.6 Changes in the Company’s Capital Structure. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, a spinoff, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving or paying compensation for it in money, services or property then (a) the number, kind, class, and, if applicable, per share price of shares of Stock subject to outstanding Awards under this Plan shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise of an Award, for the same aggregate cash consideration, the equivalent total number and class of shares he or she would have received had he or she exercised his or her Award in full immediately prior to the event requiring the adjustment, (b) the number, kind and class of shares of Stock then reserved to be issued under the Plan or reserved for any particular type of Award as well as the individual grant limitations all as described in Section 4.3 shall be adjusted in an equitable manner by the Committee to reflect the event requiring the adjustment; and (c) if the Committee determines it to be appropriate in order to prevent dilution or enlargement of benefits intended to be made available with respect to any Award under this Plan, any other factor pertaining to an outstanding Award may be duly and appropriately adjusted by the Committee, subject to any required action by the Board or the stockholders of the Company; provided, however, that a reduction of shares resulting from a buyback by the Company of its shares shall not give rise to adjustment hereunder unless the Committee otherwise determines.
     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, kind, class, or price of shares of Stock then subject to outstanding Awards.
     If at any time while unexercised or unpaid Awards remain outstanding under this Plan the Company, in a transaction not constituting a Change of Control, (1) is merged or consolidated with another corporation and the Company is not the surviving corporation, or (2) is separated (including a spin off or other distribution of stock or property) (a “triggering transaction”) then the Committee may take any of the following actions with respect to outstanding Awards effective as of the effective date of the triggering transaction: (a) convert any or all Awards into corresponding rights to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the triggering transaction the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Award shall be so exercised; (b) adjust in any manner the Committee deems equitable or necessary to prevent dilution of benefits intended to be made available with respect to any Awards under this Plan, the number, type and/or terms of shares (or other security or property) subject to such outstanding Awards; (c) waive any limitations, restrictions on transfer or other restrictions set out in or imposed under this Plan or an Award Agreement and deem any Performance Objectives applicable to an Award to have been met so that an Award may be fully vested and payable in part or in full at the target level prescribed by the Committee in cash or other consideration and any portion of an Award that is not payable may be canceled; and (d) cancel all outstanding Awards, if (i) notice of cancellation shall be given to each holder of each such Award and (ii) each holder of such Award shall have the right to exercise that Award in full (without regard to any limitations set out in or imposed under this Plan or the Award Agreement) during a period set by the Committee.
     The number of shares of Stock subject to any Award as a result of an adjustment under this Section 4.6 shall always be a whole number of shares.
     4.7 Change of Control.
              (a) Subject to paragraph (b) below, and except to the extent an Award Agreement expressly provides otherwise, in the event of a Change of Control, all outstanding Awards automatically shall become fully Vested immediately prior to such Change of Control (or such earlier time as set by the Committee), all limitations, restrictions on transfer or other restrictions, if any, with respect to such Awards shall lapse and all Performance Objectives, if any, with respect to such Awards shall be deemed to have been met at a target level prescribed by the Committee.

              (b) In addition to the acceleration of the Vesting of any outstanding Awards as provided in paragraph (a) above, in the event of a Change of Control, the Committee may, in its discretion, at the time an Award is granted or any time thereafter: (i) adjust the terms of the Award in a manner determined by the Committee to reflect the Change of Control, (ii) cause the Award to be assumed, or new rights substituted therefore, by another entity, (iii) provide that all outstanding Awards that require exercise may be canceled by the Committee as of the effective date of the Change of Control if (1) notice of such cancellation shall be given to each holder of such Award and (2) each holder of such Award shall have the right to exercise that Award in full (without regard to any limitations set out or imposed under this Plan or the Award Agreement) during a period set by the Committee preceding the effective date of the Change of Control, or (iv) make such other provisions as the Committee may consider equitable and in the best interest of the Company.
     4.8 Effect of Termination of Employment, Consultancy or Advisory Relationship on Nonvested and Vested Awards.
              (a) For purposes of this Plan, a Participant’s status as an Employee, consultant or advisor, shall be determined by the Committee and will be treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence as determined by the Committee.
              (b) If a Participant ceases to be an Employee, a consultant and/or advisor for any reason (i) the Participant’s Award(s) which are not Vested at the time the Participant ceases to be an Employee, consultant or advisor (as applicable) shall be forfeited, and (ii) the Participant’s Award(s) which are Vested at the time the Participant ceases to be an Employee, consultant or advisor (as applicable) shall be forfeited and/or expire in accordance with the provisions set forth in this Plan and in the Award Agreement granting such Award; provided, however, that to the extent an Incentive Option provides for exercise following termination and that Incentive Option is not exercised within the one (1) year of the date the Participant terminates his or her status as an Employee as a result of death or Disability or within ninety (90) days of the date the Participant terminates his or her status as an Employee other than for cause or as a result of death or Disability, the Option shall be treated as a Nonqualified Option. A transfer of employment or of consulting or advisory services from the Company to an Affiliate, from an Affiliate to the Company or from one Affiliate to another Affiliate shall not be treated as a cessation or termination of the Participant’s status as Employee, a consultant or advisor (as applicable).
     4.9 Adjustment of Performance Objectives. In determining whether a Performance Objective has been satisfied for any Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes. The Committee may also adjust any Performance Objective for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).
ARTICLE V
OPTIONS
     5.1 Type of Option. The Committee shall specify whether a given Option shall constitute an Incentive Option or a Nonqualified Option; provided, however, that the Options granted to Directors prior to the Amendment Date pursuant to Section 5.7 and Options granted to consultants and/or advisors shall be Nonqualified Options.
     5.2 Option Price. The price at which Stock may be purchased under an Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, the price at which Stock may be purchased under a Nonqualified Option granted to a Director pursuant to Section 5.7 shall be equal to 100% of the Fair Market Value of a share of Stock on the date the Option was granted. In the case of any 10% Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted. Notwithstanding the foregoing, the option price for an Option granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or one or more of its Affiliates, or (ii) a company with which the Company or one or more of its Affiliates combines shall not be governed by this Section 5.2, but shall be governed by Article IX.
     5.3 Duration of Options. No Option shall be exercisable after the expiration of 10 years from the date the Option is granted or such earlier date as is specified in the Award Agreement. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.
     5.4 Amount Exercisable. Except as provided in Section 5.7 below with respect to Nonqualified Options granted to Directors prior to the Amendment Date, each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Award Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first becomes exercisable by an Employee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted. To the extent that an Option designated as an Incentive Option fails to qualify as such (at the time of grant or at any other time), the Option shall be treated as a Nonqualified Option.
     5.5 Exercise of Options. Each Option shall be exercised by notice (which may be telephonic or any other means approved by the Committee) setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with payment of the option price. The method of payment, which shall be determined by the Committee, in its discretion, and set forth in the Award Agreement, may include one or more of the following: (a) cash, personal check, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares, (b) Stock at its Fair Market Value on the date immediately before the date of exercise; (c) through a “cashless broker” exercise, and/or (d) any other form of payment which is acceptable to such Committee. As promptly as practicable after receipt of written notification and payment from the Participant, the Company shall direct the transfer agent for the Company to deliver the shares to the Participant (or the person exercising the Option in the case of an exercise after the death or incapacity of the Participant) using paper certificates or electronically, in accordance with the Company’s normal practices for delivering shares of Stock to an individual, and delivery shall be effected when the transfer agent has recorded such person as the owner of such shares. The delivery of shares of stock upon the exercise of Options is subject to the condition that the person exercising the Option provides the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.
     Whenever an Option is exercised by exchanging shares of Stock owned by the Participant, the Participant shall deliver to the Company stock powers duly endorsed in blank by the record holder of the shares (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange) representing a number of shares of Stock legally and beneficially owned by the Participant for at least six months, free of all liens, claims, and encumbrances of every kind. Further, the aggregate Fair Market Value of the shares of Stock tendered (as determined as of the date immediately before the date of exercise) must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the Company.
     5.6 No Rights as Stockholder. No person shall have any rights as a stockholder with respect to Stock covered by his or her Option until the date the transfer agent for the Company has recorded such person as the owner of such shares of Stock.
     5.7 Director Options.
              (a) Directors shall receive Nonqualified Options each September 20 (commencing September 20, 2004) as provided in Section 5.7 (b) below, provided that if an individual becomes a Director after September 20th of any year, such individual shall automatically receive a Nonqualified Option for 2,000 shares of Stock upon his or her first election to the Board of Directors on the date of his or her election as a Director.
              (b) On September 20 of each year that this Plan is in effect (commencing with September 20, 2004), each individual who is a Director on such date shall automatically receive a Nonqualified Option for 2,000 shares of Stock on such date; provided, however, that if September 20 of any year in which such Option is to be granted falls on a day which is not a business day, such Option shall be granted on the next following business day.
              (c) Each Nonqualified Option granted to a Director pursuant to this Section 5.7 will be subject to the following provisions:
                    (i) Each such Option shall be fully Vested and exercisable on the date of grant;
                    (ii) Each such Option shall have a term of 10 years from the date the Option is granted; provided, however, that if the Director ceases to serve as a Director of the Company for any reason, including death, each such Option shall terminate on the earlier to occur of (A) the first anniversary of the date on which such Director ceased to serve as a Director of the Company and the (B) 10th anniversary of the date of grant of such Option; provided, however, that a Director who ceases to be a Director but who immediately thereafter becomes a member of the board of directors of an Affiliate shall be deemed to remain a Director with respect to the Awards outstanding at his or her termination of service as a Director but only for so long as he or she remains a member of the board of directors of an Affiliate;
                    (iii) The Option may be exercised by notice (which may be telephonic or any other means approved by the Committee), at any time on and after the grant date and prior to the expiration of the Option, together with payment of the purchase price during normal business hours of the Company’s principal executive office; provided, however, that any exercise of the Option must be for a minimum of 100 shares of Stock (or such remaining number of shares subject to the Option if less than 100). The method of payment may include one or more of the following or any combination thereof: (A) cash, personal check, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares or (B) shares of Stock owned by the Director for at least six months at its Fair Market Value on the date immediately before the date of exercise. The aggregate Fair Market Value of the shares of Stock tendered (as determined as of the date immediately before the date of exercise) must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the Company;
                    (iv) The Company shall direct the transfer agent for the Company to deliver the shares to the Director (or the person exercising the Option in the case of an exercise after the death or incapacity of the Director) using paper certificates or electronically, in accordance with the Company’s normal practices for delivering shares of Stock to an individual, and delivery shall be effected when the transfer agent has recorded such person as the owner of such shares. The delivery of shares of Stock upon the exercise of Options is subject to the condition that the person exercising the Option provides the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option; and
                    (v) No person shall have any rights as a stockholder with respect to Stock covered by his or her Option until the date the transfer agent for the Company has recorded such person as the owner of such shares of Stock.
              (d) In the event that the number of shares of Stock available for grant under this Plan is insufficient to make all automatic grants provided for in this Section 5.7 on the applicable date, then each Director shall receive a Nonqualified Option for his or her pro rata share of the total number of shares of Stock then available for grant under this Plan and shall have no right to receive a grant with respect to the deficiencies in the number of available shares, and all future grants under this Section 5.7 shall terminate.
              (e) Notwithstanding the foregoing provisions of this Section 5.7, effective as of the Amendment Date, this Section 5.7 shall be frozen such that as of the Amendment Date Directors shall not be eligible to receive grants of Nonqualified Options hereunder. Any Nonqualified Options granted to Directors which are outstanding as of the Amendment Date shall continue to be subject to the terms and conditions of the Plan as in effect immediately prior to the Amendment Date.

ARTICLE VI
STOCK APPRECIATION RIGHTS (SARs)
     6.1 Type of SAR. The Committee shall have complete discretion to grant SARs either standing alone or in tandem with an Option (a “Tandem SAR”) and the Award Agreement shall specify whether a given SAR is a Tandem SAR. The terms and conditions of a Tandem SAR may be set forth in the same Award Agreement with the terms and conditions of the related Option.
     6.2 Grant Price. The grant price of a SAR (other than a Tandem SAR) shall be 100% of the Fair Market Value of a share of Stock on the date the SAR is granted. The grant price of a Tandem SAR shall be the same as the option price of the related Option. Notwithstanding the foregoing, the grant price for a SAR granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or one or more of its Affiliates, or (ii) a company with which the Company or one or more of its Affiliates combines shall not be governed by this Section 6.2, but shall be governed by Article IX.
     6.3 Duration of SARs. No SAR shall be exercisable after the expiration of (a) 10 years from the date the SAR is granted or in the case of a Tandem SAR, the expiration of the related Option or (b) such earlier date as is specified in the Award Agreement.
     6.4 Exercise of SARs. Each SAR may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Award Agreement, as long as the SAR is valid and outstanding.
     Each SAR shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the SAR is to be exercised. Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option and only with respect to such shares as to which the related Option is then exercisable. The exercise of a Tandem SAR automatically shall cancel the Participant’s right to exercise the related Option with respect to such number of shares and the exercise of an Option granted in connection with a Tandem SAR automatically shall cancel the Participant’s right to exercise the Tandem SAR with respect to such number of shares. With respect to a Tandem SAR granted in connection with an Incentive Option, the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Incentive Option exceeds the option price.
     6.5 SAR Payment. Upon exercise, a Participant shall be entitled to receive a payment for each SAR exercised equal to the difference between the Fair Market Value of a share of Stock on the date of exercise and the grant price of the SAR. At the discretion of the Committee and as set forth in the Award Agreement, payment of the SAR may be in cash, in shares of Stock of equivalent value, or in some combination thereof. Payment shall be delivered as promptly as practicable after receipt of written notification. If payment is made in shares of Stock, the Company shall direct the transfer agent for the Company to deliver the shares to the Participant (or the person exercising the SAR in the case of an exercise after the death or incapacity of the Participant) using paper certificates or electronically, in accordance with the Company’s normal practices for delivering shares of Stock to an individual, and delivery shall be effected when the transfer agent has recorded such person as the owner of such shares.
     With respect to a Tandem SAR granted in connection with an Incentive Option the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying Incentive Option and the Fair Market Value of the Shares subject to the underlying Incentive Option at the time the Tandem SAR is exercised.
     6.6 No Rights as Stockholder. No person shall have any rights as a stockholder with respect to Stock covered by his or her SAR until the date the transfer agent for the Company has recorded such person as the owner of such shares of Stock.

ARTICLE VII
PERFORMANCE STOCK AND PERFORMANCE UNITS
     7.1 Grants of Performance Stock or Performance Units. Subject to Section 4.1 the Committee shall have the authority to determine the Participants to whom Performance Stock or Performance Units shall be granted, the number of shares of Stock subject to such grants, the Performance Objectives that must be attained during the Performance Period to avoid forfeiture of such Stock or units, the duration of the Performance Period and such other terms and conditions as the Committee in its discretion determines are desirable for such Award. The terms, conditions and restrictions of each grant of Performance Stock or Performance Units shall be set forth in an Award Agreement.
     7.2 Rights as a Stockholder. A Participant shall not have the rights of a stockholder with respect to the Performance Stock or Performance Units except as set forth in the Award Agreement.
     7.3 Vesting of Performance Stock or Performance Units. The Award Agreement shall specify the Performance Objectives, the Performance Period and such other terms and conditions including, without limitation, on which the Performance Stock or Performance Units may Vest.
     7.4 Payment of Performance Stock or Performance Units. Payment of Performance Stock Awards, to the extent Vested, shall be made in shares of Stock. Payment of Performance Unit Awards, to the extent Vested, shall, at the discretion of the Committee as set forth in the Award Agreement, be in cash, in shares of Stock of equivalent value, or in some combination thereof. Payment may be made in a lump sum or installments as provided in the Award Agreement and shall be made or commenced as promptly as practicable after satisfaction of the terms and conditions for payment. If payment is made in shares of Stock, the Company shall direct the transfer agent for the Company to deliver the shares to the Participant (or the person receiving the payment in the case of a payment after the death or incapacity of the Participant) using paper certificates or electronically, in accordance with the Company’s normal practices for delivering shares of Stock to an individual, and delivery shall be effected when the transfer agent has recorded such person as the owner of such shares.
ARTICLE VIII
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
     8.1 Grants of Restricted Stock and Restricted Stock Units. Subject to Section 4.1 the Committee shall have the authority to determine the Participants to whom Restricted Stock or Restricted Stock Units shall be granted, the number of shares subject to such grants, the duration of the Restricted Period during which, and the conditions, including Performance Objectives, if any, under which if not achieved, the Restricted Stock or Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards. The terms, conditions and restrictions of each grant of Restricted Stock shall be set forth in an Award Agreement.
     8.2 Rights as a Stockholder. Upon issuance of Restricted Stock, a Participant shall have the rights of a stockholder with respect to the shares of Stock subject to such Award, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in this Plan and in the Award Agreement. However, a Participant shall not have the rights of a stockholder with respect to Restricted Stock Units except as set forth in the Award Agreement. Unless the Committee shall determine otherwise, shares of Restricted Stock shall remain in the possession of the Company until such shares have Vested and are no longer subject to any restrictions on transfer in accordance with the terms of the Award Agreement.
     8.3 Vesting of Restricted Stock. The Award Agreement shall specify the date or dates and any other terms and conditions including, without limitation, Performance Objectives, on which the Restricted Stock or Restricted Stock Units may Vest.
     8.4 Dividends. Unless otherwise provided in the Award Agreement, all dividends and distributions, or cash equivalent thereof (whether cash, stock or otherwise), on shares of Stock subject to the Award of Restricted

Stock shall be withheld from the respective Participant and credited by the Company to the Participant’s account in the general accounts of the Company and not in any trust or related account for the benefit of the Participant. At such time as a Participant becomes Vested in a portion of the Award, all accumulated credits for dividends and distributions, or cash equivalent thereof attributable to such Vested Award, shall be paid to the Participant. Interest shall not be paid on any dividends or distributions or cash equivalent thereof which may have been credited by the Company for the account of a Participant. The Company shall have the option of paying such credits for accumulated dividends or distributions or cash equivalent thereof, in shares of Stock rather than in cash. If payment is made in shares of Stock, the conversion to shares of Stock shall be at the Fair Market Value on the date of payment. Dividends and distributions, or cash equivalent thereof credited on the portion of the Award that is not Vested shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable are forfeited.
     8.5 Director Restricted Stock.
              (a) Effective as of the Amendment Date, Directors shall receive a grant of Restricted Stock each year in conjunction with the Company’s annual meeting of shareholders as provided in Section 8.5 (b) below, provided that if an individual first becomes a Director after such time as a grant of Restricted Stock is awarded, such individual shall receive a grant of Restricted Stock in such amount as provided in Section 8.5(b) on the date of his or her first election to the Board of Directors.
              (b) Effective as of the Amendment Date, in conjunction with the Company’s annual meeting of shareholders, each year that this Plan is in effect, each individual who is a Director at such time shall receive a grant of Restricted Stock in an amount equal to the number of shares of Stock which result from dividing $100,000 by the Fair Market Value of one share of Stock on the date of grant (rounded down to the nearest whole number). For example, assume that on the date of grant, one share of Stock has a Fair Market Value of $65. For purposes of this example, each Director would be entitled to receive a grant of 1,538 shares of Restricted Stock.
              (c) Restricted Stock granted to Directors pursuant to this Section 8.5 shall not be transferable until the earlier of (i) three (3) years from the date of grant or (ii) the recipient Director’s termination as a Director by reason of death, disability or retirement, and may be freely transferred thereafter. Any Restricted Stock remaining subject to the foregoing transfer restriction shall be forfeited if the recipient Director voluntarily resigns, declines to stand for re-election or is removed from the Board of Directors, provided, however, that the Board of Directors may, in its discretion, remove this transfer restriction and waive forfeiture in any other circumstance deemed appropriate by the Board of Directors and further provided, that a Director who ceases to be a Director but who immediately thereafter becomes a member of the board of directors of an Affiliate shall be deemed to remain a Director with respect to the Awards outstanding at his or her termination of service as a Director but only for so long as he or she remains a member of the board of directors of an Affiliate.
              (d) A Director shall have the rights of a stockholder with respect to the shares of Stock subject to such Award, including voting and dividend rights; provided, however, that dividends shall be paid or forfeited as follows: All dividends and distributions, or cash equivalent thereof (whether cash, stock or otherwise), on shares of Stock subject to the Award of Restricted Stock shall be withheld from the Director and credited by the Company to the Director’s account in the general accounts of the Company and not in any trust or related account for the benefit of the Director. At such time as a Director becomes Vested in a portion of the Award, all accumulated credits for dividends and distributions, or cash equivalent thereof attributable to such Vested Award, shall be paid to the Director. Interest shall not be paid on any dividends or distributions or cash equivalent thereof which may have been credited by the Company for the account of a Participant. Credits for accumulated dividends or distributions shall be paid in shares of Stock with cash for any fractional Shares at the Fair Market Value on the date of payment. Dividends and distributions, or cash equivalent thereof credited on the portion of the Award that is not Vested shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable are forfeited.

              (e) In the event that the number of shares of Stock available for grant under this Plan is insufficient to make all automatic grants provided for in this Section 8.5 on the applicable date, then each Director shall receive shares of Restricted Stock for his or her pro rata share of the total number of shares of Stock then available for grant under this Plan and shall have no right to receive a grant with respect to the deficiencies in the number of available shares, and all future grants under this Section 8.5 shall terminate.
ARTICLE IX
SUBSTITUTION OF AWARDS
     Awards may be granted under this Plan from time to time in substitution for stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock or performance units held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Awards granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted. Awards made under this Article IX may have an option price or grant price less than one hundred percent (100%) of the Fair Market Value on the date such Award is granted and shall not be subject to the individual limitations of Section 4.3.
ARTICLE X
ADMINISTRATION
     This Plan shall be administered by the Committee. All questions of interpretation and application of this Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion to administer the Plan, including but not limited to, the right, power and authority to:
              (a) determine the persons to whom and the time or times at which Awards will be made,
              (b) determine the number of shares and the purchase price or grant price of Stock covered in each Option or SAR, subject to the terms of the Plan,
              (c) determine the terms, provisions and conditions of each Award, which need not be identical,
              (d) determine whether an Award has been earned and/or Vested,
              (e) accelerate or, with the consent of the Participant, defer the Vesting of any Award and/or the exercise date of any Award,
              (f) define the effect, if any, on any Award of the death, Disability, retirement, or termination of employment of the Participant,
              (g) prescribe, amend and rescind rules and regulations relating to administration of this Plan, and
              (h) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

     Notwithstanding the foregoing, the Committee shall not have the authority or discretion to modify any of the terms of (i) the Nonqualified Options automatically granted to Directors prior to the Amendment Date pursuant to Section 5.7 or (ii) the shares of Restricted Stock automatically granted to Directors pursuant to Section 8.5. The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.
ARTICLE XI
AMENDMENT OR TERMINATION OF PLAN
     The Board of Directors may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the exercise price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company’s stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in this Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential Federal income tax treatment.
ARTICLE XII
DEFERRALS
     The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Stock or Performance Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals and shall provide for the deferral in the Award Agreement.
ARTICLE XIII
MISCELLANEOUS
     13.1 No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Participant under this Plan. All Participants shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.
     13.2 No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Participant. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him.
     13.3 Tax Withholding. The Company or any Affiliate shall be entitled to withhold from the shares of Stock or cash payable to the Participant in connection with an Award or deduct from other compensation payable to each Participant any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option or SAR, the grant of or lapse of restrictions on any Restricted Stock, Restricted Stock Units or Performance Stock, or any payment under any Performance Unit. In addition, the Company may require or permit the Participant (or successor) to pay the sum directly to the employer corporation. If the Participant (or successor) is required to pay the sum directly, payment of such sums in cash or by check or tender of whole shares of Stock owned by the Participant for at least six months or any combination of cash and whole shares shall be delivered upon the date of exercise or grant of or lapse of restrictions on any Restricted Stock or Performance Stock or payment under any Restricted Stock Unit or Performance Unit. The Company shall have no obligation upon exercise of any Award until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise a Participant of the existence of the tax or the amount which the employer corporation will be required to withhold. The number of whole shares of Stock withheld by the Company or an Affiliate or tendered by the Participant to the Company or an Affiliate in satisfaction of withholding requirements shall be limited to that number sufficient to satisfy the minimum withholding requirements applicable at the time of exercise or payment and the Company shall withhold or a Participant shall tender cash to the extent that the tax withholding obligation exceeds the value of the whole shares of Stock.
     13.4 Written Agreement. Each Award shall be embodied in a written Award Agreement which shall be subject to the terms and conditions of this Plan authorized by the Committee. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.
     13.5 Indemnification of the Committee and the Board of Directors. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further action his or her part to indemnity from the Company for, all expenses (including attorneys’ fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him or her in connection with or arising out of any action, suit, or proceeding in which he or she may be involved by reason of his or her being or having been a member of the Committee and/or the Board of Directors, whether or not he or she continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses including, without limitation, matters as to which he or she shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his or her duty as a member of the Committee or of the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he or she shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as a member of the Committee or the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee or the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he or she shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.
     13.6 Gender. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.
     13.7 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.
     13.8 Other Compensation Plans. Except as provided below, the adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate. Notwithstanding the foregoing, on and after the Effective Date, Directors shall not be eligible to receive option grants under the Company’s 1999 Non-Qualified Stock Option Plan or option grants or restricted stock under the Company’s Amended and Restated 2002 Long Term Incentive Plan and this Section 13.8 shall operate as an amendment to those plans.
     13.9 Other Awards. The grant of an Award shall not confer upon a Participant the right to receive any future or other Awards under this Plan, whether or not Awards may be granted to similarly situated Participants, or the right to receive future Awards upon the same terms or conditions as previously granted.
     13.10 Arbitration of Disputes. Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

     13.11 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company.
     13.12 Plan Document Controls. In the event of any conflict between the provisions of an Award Agreement and the Plan, the Plan shall control, and the conflicting provisions of the Award Agreement shall be null and void ab initio.
     13.13 Income Tax Deduction. The Committee shall use its best efforts (where the Committee deems it appropriate under the circumstances) to make Awards that will qualify as “performance-based compensation” under Section 162(m) of the Code to the extent a Participant is (or is likely to become) subject to Section 162(m). However, nothing in this Plan shall prevent the Committee from making an Award that is not deductible as a result of the requirements under Section 162(m) if the Committee in good faith determines that it is in the Company’s best interest to make such Award.
     13.14 Governing Law. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.
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